UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2012

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, Mercantile Bank Corporation (“Mercantile”) reached an agreement with the United States Department of the Treasury (the “Treasury”) for repurchasing the Warrant it issued to the Treasury on May 15, 2009 in connection with Mercantile’s participation in the Capital Purchase Program (the “Warrant”). The Capital Purchase Program was part of the Treasury’s Troubled Asset Relief Program. The Warrant provided the Treasury with the right to purchase 616,438 shares of Mercantile common stock at a price of $5.11 per share. Under the agreement reached with the Treasury, Mercantile expects to repurchase the Warrant for $7,465,100. The closing for the repurchase is expected in the next few weeks, and is subject to completion of appropriate documentation and agreement on logistics.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent that the repurchase of the Warrant constitutes a termination of a material definitive agreement for purposes of this Item 1.02, the information in Item 1.01 above is incorporated here by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas Senior Vice President, Chief Financial Officer and Treasurer

Date: June 29, 2012

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